Exhibit 99.1



                              For Immediate Release
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Contact: Sandra Mitchell
Vice President, Director of Corporate Communications
(860) 456-6509


           SAVINGS INSTITUTE BANK & TRUST COMPANY ANNOUNCES NEW BRANCH
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                            LOCATION IN SOUTH WINDSOR
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Willimantic, CT (November 19, 2004) - William E. Anderson, Jr., Vice President
of Retail Operations, announced today that the Savings Institute Bank & Trust Company anticipates opening it's 16th branch office at 1000-1006 Sullivan Avenue in South Windsor in July of 2005.

      With 15 offices, predominantly in Windham and New London counties, the South Windsor branch will fill a gap between the bank's primary service area and its office in Enfield. The location, across the street from Geissler's Supermarket, was chosen largely for convenience and visibility.

      Designed by New England Design in Mansfield, the new building will have seven teller stations, three drive-up lanes and a drive-up ATM machine to assure customer safety and convenience. Encompassing 2,950 square feet the office will include a cafe style area for customers to have coffee, read financial material or watch financial reports on television. Customers will also have access to a self-service coin machine.

      Anderson said, "This move is part of the Bank's plan to expand its services and delivery system and another step towards establishing the Savings Institute Bank & Trust Company as eastern Connecticut's premier community bank."